UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 16, 2012, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) and its wholly owned subsidiary, Pharmacopeia, Inc. (as successor in interest to Pharmacopeia Drug Discovery Inc.) entered into a Sublicense Agreement (the “Sublicense Agreement”) with Retrophin, LLC (“Retrophin”). Under the Sublicense Agreement, Ligand granted to Retrophin an exclusive worldwide sublicense, with further sublicense rights, to intellectual property rights related to Dual Acting Receptor Antagonist of Angiotensin and Endothelin receptors (“DARA”). DARA is an investigational therapeutic agent which acts as both a potent angiotensin receptor blocker as well as a selective endothelin receptor antagonist preferential for receptor type A. Retrophin is obligated to pay Ligand a non-refundable sublicense issuance fee of $1,150,000 net to Ligand, on or before March 15, 2012. Ligand is also eligible to receive, under the Sublicense Agreement over $75 million in milestone payments based on clinical and regulatory progress as well as 9% in net royalties on potential future worldwide sales of specified products incorporating DARA.

* * *

The foregoing summary of the material terms of the Sublicense Agreement does not purport to be complete and is qualified in its entirety be reference to the Sublicense Agreement, a copy of which will be filed with the Securities and Exchange Commission by Ligand on its Quarterly Report on Form 10-Q for the period ending March 31, 2012.

Item 8.01.	Other Events.

On February 21, 2012, Ligand issued a press release entitled “Ligand Licenses DARA Program to Retrophin—Potential for over $75 Million in milestone payments to Ligand plus royalties; Retrophin plans to develop DARA for rare nephropathies and other indications.”

A copy of the press release, dated February 21, 2012, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: February 21, 2012	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated February 21, 2012.